Exhibit 10.2

OMNIBUS FIRST AMENDMENT AND WAIVER TO 2024 DEBENTURES

This OMNIBUS FIRST AMENDMENT AND WAIVER TO 2024 DEBENTURES (this “Amendment”), is dated as of September 3, 2025, by and among PERMEX PETROLEUM CORPORATION, a corporation formed under the laws of the British Columbia (“Borrower”) and the 2024 Debentureholders (as defined below) party hereto.

WITNESSETH:

WHEREAS, the Borrower has entered into those certain 10.00% Senior Secured Convertible Debenture Agreements, each dated November 1, 2024 (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “2024 Debentures”), between the Borrower and those certain holders of each 2024 Debenture (the “2024 Debentureholders”), whereby the 2024 Debentureholders made respective loans (the “2024 Debenture Loans”) to the Borrower;

WHEREAS, the Borrower has requested that each 2024 Debentureholder agree to amend certain definitions and provisions of each respective 2024 Debenture and waive the Specified Default (as hereinafter defined), in each case, in accordance with the terms and conditions hereof; and

WHEREAS, each 2024 Debentureholder agrees to amend the respective 2024 Debenture and waive the Specified Default (as hereinafter defined), subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the 2024 Debentures, as amended hereby.

SECTION 2. Amendments.

(a) The following definition set forth in Section 1.1 of each 2024 Debenture is hereby deleted in its entirety and replaced as follows:

OMNIBUS FIRST Amendment and waiver to

2024 DEBENTURES

“Permitted Liens” means (a) liens for Taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested; (b) liens of landlords, warehouseman, processors, suppliers, materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves are being maintained; (c) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Borrower); (d) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (e) cash deposits or pledges made (i) to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations or (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower in the ordinary course of business supporting obligations of the type set forth in the foregoing clause (i); (f) judgement Liens arising solely as a result of the existence of judgements, orders or awards that do not constitute an Event of Default; (g) the interests of lessors under operating leases and nonexclusive licensors under license agreements; (h) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower in the ordinary course of business and (k) Liens securing the indebtedness incurred by the Borrower pursuant to that certain 10.00% Senior Secured Convertible Debenture Agreement, dated July 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “2025 Debenture”), between the Borrower and Kent Lindemuth in his capacity as the debentureholder;

SECTION 3. Waiver. The 2024 Debentureholders hereby waive the Event of Default due to the breach by the Borrower arising under Section 6.1(1)(d) of each of the 2024 Debentures that occurred on July 11, 2025 from the failure of the Borrower to comply with Section 2.5 of such 2024 Debenture and Section 5(d) of the Security Agreement entered into in connection with such 2024 Debenture (the “Specified Default”).

SECTION 4. Representations, Warranties and Covenants of the Borrower. The Borrower represents and warrants to each 2024 Debentureholder and agrees that:

(a) After giving effect to this Amendment, the representations and warranties contained in the 2024 Debentures (as amended hereby) and the other outstanding Transaction Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes that are a result of any act or omission specifically permitted under the 2024 Debentures (or under any Transaction Document), or as otherwise specifically permitted by the respective 2024 Debentureholder;

(b) After giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

OMNIBUS FIRST Amendment and waiver to

2024 DEBENTURES

(c) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(d) the execution, delivery and performance of this Amendment do not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Person is a party or is subject.

SECTION 5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon satisfaction of each of the following conditions, as determined by the 2024 Debentureholders in their respective sole discretion:

(a) The Borrower shall have executed and delivered to the 2024 Debentureholders this Amendment and such other documents as the 2024 Debentureholders may request; and

(b) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the 2024 Debentureholders.

SECTION 6. Costs and Expenses. The Borrower hereby affirms its obligation under the 2024 Debentures to reimburse the respective 2024 Debentureholders for all expenses paid or incurred by the respective 2024 Debentureholders in connection with the preparation, negotiation, execution and delivery of this Amendment.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents. (a) Nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the 2024 Debentures or the other outstanding Transaction Documents other than as expressly set forth herein. The 2024 Debentures (as amended hereby) and each of the other outstanding Transaction Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the 2024 Debentures or any other Transaction Document to the collateral agent identified in the respective Security Agreement as collateral security for the Obligations under the Transaction Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such Obligations, continues to be and remain collateral for such obligations from and after the date hereof. Upon the effectiveness of this Amendment, each reference in the 2024 Debentures to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the 2024 Debentureholders as amended hereby.

OMNIBUS FIRST Amendment and waiver to

2024 DEBENTURES

(b) Except as expressly set forth in this Amendment, execution of this Amendment by the 2024 Debentureholders (i) shall not constitute a waiver of any Event of Default that may currently exist or hereafter arise under the 2024 Debentures, (ii) shall not impair, modify, restrict or limit any right, power, privilege or remedy of the 2024 Debentureholders with respect to any Event of Default that may now exist or hereafter arise under the 2024 Debentures or any of the other Transaction Documents, and (iii) shall not constitute any custom, course of dealing or other basis for altering any obligation of the Borrower or any right, power, privilege or remedy of any the 2024 Debentureholder under the 2024 Debentures or any of the other Transaction Documents.

(c) Except as expressly set forth in this Amendment, the amendments, consents, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the 2024 Debentureholders or any other Transaction Document, nor operate as a waiver of any Event of Default.

(d) This Amendment is a Transaction Document.

(d) To the extent that any terms and conditions in any of the Transaction Documents shall contradict or be in conflict with any terms or conditions of the 2024 Debentures, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the 2024 Debentures and the Transaction Documents as modified or amended hereby.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11. Entire Agreement. This Amendment, and terms and provisions hereof, the 2024 Debentures and the other Transaction Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

SECTION 12. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

OMNIBUS FIRST Amendment and waiver to

2024 DEBENTURES

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:	PERMEX PETROLEUM CORPORATION,

	By:	/s/ Bradley Taillon
	Name:	Bradley Taillon
	Title:	CEO

[Signature Pages Continue]

Signature Page to

OMNIBUS FIRST Amendment and waiver to

2024 DEBENTURES

2024 DEBENTUREHOLDERS:	Bradley Taillon, as a 2024 Debentureholder

	By:	/s/ Bradley Taillon
Bradley Taillon

Jeffrey E. Eberwein, as a 2024 Debentureholder

	By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein

John R. Peckham, as a 2024 Debentureholder

	By:	/s/ John R. Peckham
John R. Peckham

Justin Law, as a 2024 Debentureholder

	By:	/s/ Justin Law
Justin Law

Kent Lindemuth, as a 2024 Debentureholder

	By:	/s/ Kent Lindemuth
Kent Lindemuth

Ramnarain Jaigobind, as a 2024 Debentureholder

	By:	/s/ Ramarian Jaigobind
Ramnarain Jaigobind

JP Exploration, LLC, as a 2024 Debentureholder

	By:	/s/ Jason L. Pickerell
	Name:	Jason L. Pickerell
	Title:	Member

FREX GmbH, as a 2024 Debentureholder

	By:	/s/ Frederick Reimann
	Name:	Frederik Reimann
	Title:	Managing Director

Signature Page to

OMNIBUS FIRST Amendment and waiver to

2024 DEBENTURES